Exhibit 10.71

AMENDMENT No. 3

TO VETO CELL PRODUCTION AND CLINICAL TRIAL PROGRAM AGREEMENT

This Amendment No. 3 to the Veto Cell Production and Clinical Trial Program Agreement (“Amendment”) is made and entered into as of May 1, 2023 by and between Cell Source Limited (“Cell Source”) and The University of Texas M.D. Anderson Cancer Center (“MD Anderson”), a member institution of The University of Texas System (“System”).

RECITALS

A.	Cell Source and MD Anderson entered into a Veto Cell Production and Clinical Trial Program Agreement dated February 19, 2019 (the “Agreement”).

B.	Cell Source and MD Anderson wish to amend the terms of the Agreement as set forth below.

NOW, THEREFORE, it is hereby agreed as follows:

1.	Exhibit B of the Agreement shall be extended (after completion of the treatment of the first 12 patients) with the attached Amended Exhibit B, which will cover the second set of 12 patients currently planned in the clinical trial.

2.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, Cell Source and MD Anderson have entered into this Amendment effective as of the date first set forth above.

CELL SOURCE		THE UNIVERSITY OF TEXAS
M.D. ANDERSON CANCER CENTER

By		By
	Itamar Shimrat	Name
	Chief Executive Officer	Title

Date:		Date:

Read & Understood:

Dr. Richard Champlin
Principal Investigator

PAYMENT SCHEDULE:

Milestone	Payment*
Upon enrollment of 3 subjects (total 3/12 subjects)	$107,728.55
Upon enrollment of 3 subjects (total 6/12 subjects)	$107,728.55
Upon enrollment of 3 subjects (total 9/12 subjects)	$107,728.55
Upon enrollment of 3 subjects (total 12/12 subjects)	$107,728.55

Payments for Invoicable items: The following are per patient costs per fiscal year.

* Upon anniversary of the execution of this contract Department and IND maintenance fees are invoiced . Other fees are invoiced as they occur.

Amended Exhibit B

Budget